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                                                                  Exhibit 10.37

                              SEPARATION AGREEMENT


         This SEPARATION AGREEMENT, dated as of March 29, 2004 (the "Agreement"), between CONCORD CAMERA CORP., a New Jersey corporation (the "Company"), and BRIAN F. KING ("Executive").

                                    RECITALS

         A. The Executive is a Senior Executive Vice President of the Company.

         B. The Company and the Executive have mutually agreed upon the separation of the Executive from employment with the Company and upon the timing, terms and conditions of this separation.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, agree as follows:

         1.       EMPLOYMENT SEPARATION:

                  A. The separation of the Executive from his employment with the Company and his relinquishment of the office of Senior Executive Vice President of the Company (collectively, the "Separation") shall become effective as of July 1, 2004 (the "Separation Date").

                  B. Consistent therewith, the Terms of Employment of the Executive, effective as of January 1, 2000, as heretofore amended, are hereby further amended to extend the term thereof to the Separation Date (as amended, the "Executive Employment Terms").

         2.       SEPARATION COMPENSATION AND BENEFITS:

                  A. The Executive shall be entitled to receive all of the severance compensation to which he is entitled under the second paragraph of
Section 12 of the Executive Employment Terms (which includes the compensation to which the Executive is entitled during the thirty (30) day notice period specified therein); and, for purposes thereof, (I) the Executive shall receive his regular salary and auto allowance, as set forth in Section 5 of the Executive Employment Terms, through June 30, 2004, and (II) the one (1) year post-employment compensation period, as prescribed by the second paragraph of
Section 12 of the Executive Employment Terms, shall run from July 1, 2004 through June 30, 2005 (the "Post-Employment Period").


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                  B. The vacation and other benefits to which the Executive is entitled under Sections 8 and 11 of the Executive Employment Terms shall terminate as of the Separation Date in accordance with the provisions of the third paragraph of Section 12 of the Executive Employment Terms; provided that the Executive will be credited with his full vacation allotment, as set forth in
Section 8 of the Executive Employment Terms, for calendar year 2004 as though he had remained in the employ of the Company through the end of this calendar year.

                  C. Nothing in this Agreement shall affect any of the rights and benefits to which the Executive is entitled under any and all employee benefit plans and deferred compensation plans in which he participated or by which he was covered during his employment with the Company, and under any stock option agreements with the Company to which the Executive is a party, all in accordance with the respective terms and conditions of these Company plans and agreements (collectively, the "Other Company Plans").

                  D. If the Executive, by written notice to the Company, elects COBRA continuation coverage (for the period after the Separation Date) under the Company health insurance policy by which he is currently covered, the Company will reimburse the Executive for the premiums paid by the Executive thereunder during the Post-Employment Period.

                  E. If, at any time from and after the Separation Date, the Executive obtains life insurance coverage and/or disability coverage substantially similar to the life insurance and disability insurance coverages to which the Executive was theretofore entitled as a Company employee in accordance with Section 11 of the Executive Employment Terms, and the Executive notifies the Company in writing of these post-Separation Date coverages, the Company will reimburse the Executive for the premiums paid by the Executive for such coverage(s) during the twelve (12) month Post-Employment Period in an amount not to exceed the lesser of (I) the amount of such premiums or (II) the amount of the premiums that would have been paid by the Company for such coverage(s) during the twelve (12) month Post-Employment Period had the Executive remained in the employ of the Company during such period.

                  F. The Executive acknowledges and agrees that, except as provided in this Agreement and in the Executive Employment Terms and the Other Company Plans, or as otherwise required by any mandatory and unwaivable provision of applicable law: all compensation and other benefits which the Executive may be entitled to receive from the Company shall terminate as of the Separation Date; and the Company shall have no other or further obligations, economic or otherwise, to the Executive.



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                  G. The Executive further acknowledges and agrees that the
Separation Date has been established as July 1, 2004, notwithstanding the right of either party to establish an earlier separation date in accordance with the notice provisions specified in the second paragraph of Section 12 of the Executive Employment Terms (the period between such earlier date and the Separation Date being herein referred to as the "Extension Period"), and that
(I) the compensation and other benefits to which the Executive will be entitled during the Extension Period (as described in Sections 2(A) and 2(B) above), (II) the vacation credit allowed for calendar year 2004 (as described in Section 2(B) above), (III) the effective extension of the period within which the Executive must exercise his currently vested Company stock options (i.e., ninety (90) days from the date of employment termination), and (IV) the insurance premium reimbursements described in Sections 2(D) and 2(E) above, are benefits to which the Executive would not otherwise be entitled under the Executive Employment Terms and the Other Company Plans upon Separation from employment with the Company.

         3.       RESTRICTIVE COVENANTS:

                  A. The Executive acknowledges and agrees that he is subject to, and bound by, the confidentiality, intellectual property and non-competition covenants and restrictions set forth in Exhibits A and B to the Executive Employment Terms, in each case for the respective periods set forth therein.

                  B. The parties agree that, for purposes of the non-competition covenants and restrictions set forth in Section II of Exhibit A to the Executive Employment Terms, the twelve (12) month, post-termination period specified therein shall commence on the Separation Date and shall expire on June 30, 2005.

         4.       COOPERATION AND ASSISTANCE:

                  A. From and after the Effective Date (as defined in Section 6(e) below), the Executive will provide such cooperation and assistance to the Company as the Company may reasonably request in connection with any Company matters in which the Executive was involved while in the employ of the Company, or of which the Executive has knowledge or information by reason of his Company employment, including, but not limited to, that certain class action, entitled Underwood, et al. v. Ira B. Lampert, et al., Case No. 02-21154-CIV, currently pending in the United States District Court for the Southern District of Florida (the "Pending Class Action").


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                  B. Such cooperation and assistance by the Executive shall be provided at such times and locations, and in such manner (including, without limitation, testimony in the Pending Class Action), as are mutually agreeable to the Executive and the Company.

                  C. The Company will reimburse the Executive for all reasonable out-of-pocket expenses (such as lodging and travel expenses) incurred by the Executive in providing such cooperation and assistance to the Company, subject to the receipt by the Company of appropriately itemized and documented requests by the Executive therefor.

                  D. The Executive shall not be entitled to any compensation for any such cooperation and assistance provided by the Executive to the Company during the Post-Employment Period in addition to the compensation prescribed by
Section 2 hereof. For any such cooperation and assistance provided by the Executive to the Company after the expiration of the Post-Employment Period, the Executive shall be entitled to such per diem compensation as shall be mutually agreeable to the parties; provided that the Executive shall be entitled to compensation at the rate of $1,500.00 per day for any and all cooperation and assistance provided by the Executive after the expiration of the Post-Employment Period in connection with the Pending Class Action.

         5.       GENERAL RELEASE:

                  A. In consideration of the compensation and other benefits provided to the Executive hereunder, including the economic benefits to the Executive described in Section 2(G), the Executive, for himself and his heirs, executors, administrators, representatives (personal and legal) and assigns hereby releases and discharges the Company and its subsidiaries and affiliates, and their respective current and former directors, officers, employees and shareholders (collectively, the "Releasees") from any and all charges, complaints, claims, demands, promises, agreements, causes of action, damages, debts and liabilities of any kind or nature whatsoever, whether known or unknown, and whether at law or in equity (collectively, "Claims"), which the Executive ever had, now has or may have, from the beginning of his employment with the Company through the Effective Date of this Agreement, including, without limitation, any and all Claims arising out of, or relating to, his employment with, and Separation from, the Company.

                  B. The Claims covered by the release effected by this Section 5 specifically include, without limitation, any and all Claims of wrongful discharge, breach of contract, breach of any implied covenant of good faith and fair dealing, tortious interference with advantageous relations, intentional or negligent misrepresentation, and unlawful discrimination or retaliation under, or any other violation of, any federal, state or local constitution, statute, regulation, order or ordinance, or common law (including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss.1001 et seq.; and those federal and state laws prohibiting employment discrimination based on age, sex, race, color, national origin, religion, handicap or disability, or veteran status, such as the Age Discrimination in Employment Act, 29 U.S.C. ss.ss.621 et seq., as amended by the Older Workers Benefit Protection Act, Public Law 101-433; the Equal Pay Act of 1963, 9 U.S.C. ss.206 et seq.; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss.ss.2000e, et seq.; the Civil Rights Act of 1866, 42 U.S.C. ss.1981; the Americans with Disabilities Act, 42 U.S.C. ss.ss.12101, et seq.; the Family and Medical Leave Act, 29 U.S.C. ss.ss.2601 et seq.; the Florida Constitution, Art. 1, Section 2; the Florida Civil Rights Act of 1992, Fla. Stats., ch. 760.10; and any other similar Florida state or local laws, statutes, regulations or ordinances, or common law).


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                  C. The Executive represents that he has not sought, and agrees that he will not seek or accept, any damages or other relief in any claim or action by any governmental authority or agency, or by any other person or entity, against the Company or any other Releasees with respect to any Claim or other matter relating to any events or circumstances up to the Effective Date of this Agreement.
                  D. Anything in this Section 5 to the contrary notwithstanding, the parties agree that the release effected hereby is not intended, and shall not be construed, to limit the rights of the Executive (I) to enforce this Agreement, (II) to the compensation and other employee benefits described in
Section 2 to which he is entitled independently of this Agreement, (III) to indemnification in accordance with the By-Laws of the Company and applicable New Jersey law, or (IV) to be covered as an insured under the terms and conditions of the Company's currently effective Directors' and Officers' Liability
Insurance Policy (effective to October 1, 2004), to the extent of the coverage, if any, provided thereunder.

         6. ADDITIONAL ACKNOWLEDGMENTS AND AGREEMENTS. The Executive understands, acknowledges and agrees that:

                  (A) No rights or Claims that may arise after the date on which the Executive executes this Agreement are being waived by the Executive;

                  (B) The Executive is advised to consult with an attorney prior to executing this Agreement;



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                  (C) The Executive has twenty-one (21) days from his receipt of this Agreement within which to review and consider this Agreement;

                  (D) The Executive has seven (7) days following his execution of this Agreement within which to revoke this Agreement; and

                  (E) This Agreement shall not become effective or enforceable until the seven (7) day revocation period described in clause (d) above shall have expired (such expiration date being referred to herein as the "Effective Date").

         7.       NO DISPARAGING OR DETRIMENTAL COMMUNICATIONS:

                  A. The Executive shall refrain from making any statements or other communications of a defamatory, disparaging, derogatory or otherwise negative nature to any person or entity concerning (I) the Company or any of its subsidiaries or affiliates, or any of their respective directors, officers, employees or shareholders, (II) any product or service provided by the Company or any of its subsidiaries or affiliates, or (III) the future prospects of the Company or any of its subsidiaries or affiliates.

                  B. The Company and its subsidiaries and affiliates shall refrain from making any statements or other communications of a defamatory, disparaging, derogatory or otherwise negative nature to any person or entity concerning the Executive or the employment relationship of the Executive with the Company or any of its subsidiaries or affiliates.

                  C. The parties agree that it shall not be a violation of this
Section 7 for either party to make truthful statements when required to do so by a court of law, by any governmental agency having supervisory authority over the party, or by any administrative or legislative body with apparent jurisdiction to order the party to divulge, disclose or make accessible such information.

         8. SPECIFIC PERFORMANCE. The Executive acknowledges and agrees that the remedies of the Company at law for any breach or threatened breach of any of the provisions of Sections 3 and/or 7(A) would be inadequate and that the Company would suffer irreparable damages as a result of such breach or threatened breach. The Executive, therefore, agrees that, in the event of any such breach or threatened breach, the Company, without posting any bond, shall be entitled, in addition to any available rights or remedies at law, to bring an action in any court of competent jurisdiction for the purpose of obtaining equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction, or any other equitable remedy which may then be available.



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         9.       MISCELLANEOUS:

                  A. NOTICES. For purposes of this Agreement, all notices and other communications required or permitted to be given hereunder shall be in writing and shall have been duly given when personally delivered or when mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows (or to such other address as either party may provide to the other party by like notice):

                  If to the Company:         Concord Camera Corp.
                                             4000 Hollywood Blvd., Suite 650N
                                             Hollywood, Florida  33021
                                             Attention: Chairman and CEO

                  If to the Executive:       Brian F. King
                                             105 North Victoria Park Road
                                             Ft. Lauderdale, Florida 33301

                  B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles thereof relating to conflicts of law.

                  C. JURISDICTION AND VENUE. Each of the parties irrevocably and unconditionally (I) accepts, consents and submits to the exclusive jurisdiction of the courts of the State of Florida for Broward County and the United States District Court of the Southern District of Florida (Miami Division) for the purpose of any action or proceeding arising out of, or relating to, this Agreement, (II) waives any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such court, and (III) waives and agrees not to plead or claim in any such court that any such action or proceeding brought therein has been brought in an inconvenient forum; provided, however, that the parties acknowledge and agree that any action or proceeding brought by the Company pursuant to Section 8 may be brought in any court of competent jurisdiction, anything in this Section 9(C) to the contrary notwithstanding.

                  D. NO JURY TRIAL. Each of the parties hereby IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

                  E. AMENDMENTS. This Agreement may not be amended except by written instrument signed by each of the parties hereto.



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                  F. NO WAIVER. The failure of a party to insist upon strict compliance with any term, condition or provision of this Agreement shall not be deemed (I) a waiver of the right of such party thereafter to insist upon strict compliance with that term, condition or provision, or any other term, condition or provision, of this Agreement, or (II) a waiver of the right of such party to insist upon strict compliance with any other term, condition or provision of this Agreement.

                  G. ASSIGNMENTS:

                     (I) Neither this Agreement nor any of the rights or obligations of the Executive hereunder shall be assignable or delegable by the Executive; and any purported assignment or delegation by the Executive in violation of the foregoing shall be null and void from its inception and of no force and effect.

                     (II) This Agreement may be assigned by the Company to any person or entity which is the successor in interest to substantially all of the assets or business operations of the Company; and, upon any such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor.

                  H. NO MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment; and the Executive shall not be required to pay the Company any amounts that the Executive may receive from any such alternative employment.

                  I. SEVERABILITY. If any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  J. TAX WITHHOLDING. The Company may withhold from any amounts payable to the Executive under this Agreement any Federal, state and local taxes that may be required to be withheld pursuant to any applicable law or regulation.

                  K. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company and the Executive and their respective successors, personal or legal representatives, and permitted assigns.

                  L. CAPTIONS. The section and paragraph captions in this Agreement are for convenience of reference only and shall not have any effect upon the interpretation of this Agreement.



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                  M. COUNTERPARTS. This Agreement may be executed in
counterparts and by the parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date set forth after its signature below.

                                           CONCORD CAMERA CORP.


                                           By:    /s/  Ira B. Lampert
                                               ---------------------------------
                                               Ira B. Lampert, Chairman and
                                               Chief Executive Officer

                                               Date of Execution: April 14, 2004


                                                  /s/  Brian F. King
                                               ---------------------------------
                                               Brian F. King

                                               Date of Execution: April 14, 2004